Exhibit 99.1

DENALI CAPITAL ACQUISITION CORP.
437 MADISON AVENUE, FL 27
NEW YORK, NY 10022

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DENALI CAPITAL ACQUISITION CORP.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE *"FOR"* ALL PROPOSALS.

No.	Proposal	For	Against	Abstain
1.	**The Business Combination Proposal** — To approve, as an ordinary resolution, that Denali's entry into the Merger Agreement, dated as of January 25, 2023, with Denali SPAC Holdco, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Denali, Denali SPAC Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Holdco ("Denali Merger Sub"), Longevity Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Holdco ("Longevity Merger Sub"), Longevity Biomedical, Inc., a Delaware corporation ("Longevity") and Bradford A. Zakes, solely in the capacity as a seller representative, a copy of which is attached to this proxy statement/prospectus as Annex A, pursuant to which, among other things, (i) Denali Merger Sub will merge with and into Denali, with Denali as the surviving entity of the Denali Merger and (ii) Longevity Merger Sub will merge with and into Longevity, the Plan of Merger, and the transactions contemplated thereby be approved, ratified and confirmed in all respects.	☐	☐	☐
2.	**The Merger Proposal** — To approve, as a special resolution, that: (a) Denali be authorized to merge with Denali Merger Sub so that Denali be the surviving entity and all the undertaking, property and liability of Denali Merger Sub vest in Denali by virtual of such merger pursuant to the Companies Act (As Revised) of the Cayman Islands; (b) the Plan of Merger, the form of which is attached to this proxy statement/prospectus as Annex B (the "Plan of Merger"), be authorized, approved and confirmed in all respects and Denali be authorized to enter into the Plan of Merger; and (c) the Plan of Merger be executed by any one director of Denali (a "Director") on behalf of Denali and any Director or Maples and Calder (Cayman) LLP, on behalf of Maples Corporate Services Limited, be authorized to submit the Plan of Merger, together with any supporting documentation, for registration to the Registrar of Companies of the Cayman Islands.	☐	☐	☐
3.	**The Share Capital Proposal** — To approve, as an ordinary resolution, that, with effect from the effective time of the Denali Merger, the authorized share capital of Denali be altered as follows: (i) 200,000,000 issued and unissued Class A ordinary shares of a par value of US$0.0001 each be reclassified and re-designated as 200,000,000 issued and unissued ordinary shares of a par value of US$0.0001 each; (ii) 20,000,000 issued and unissued Class B ordinary shares of a par value of US$0.0001 each be reclassified and re-designated as 20,000,000 issued and unissued ordinary shares of a par value of US$0.0001 each; and (iii) 1,000,000 authorized but unissued preference shares of a par value of US$0.0001 each be reclassified and re-designated as 2,000,000 authorized but unissued ordinary shares of a par value of US$0.0001 each (the "Re-designation"); and immediately following the Re-designation, every 100 issued and unissued ordinary shares of a par value of US$0.0001 each be consolidated into one ordinary share of a par value of US$0.01 each (the "Consolidation"), such that following such Re-designation and Consolidation, the authorized share capital of the Company shall be US$22,100 divided into 2,210,000 shares of a par value of US$0.01 each.	☐	☐	☐
4.	**The Organizational Documents Proposals** — To approve, (a) as a special resolution, that, with effect from the effective time of the Denali Merger, the name of Denali be changed from "Denali Capital Acquisition Corp." to "LBI Sub 2, Inc," and (b) as a special resolution, that, with effect from the effective time of the Denali Merger, the amended and restated memorandum and articles of association of Denali currently in effect be amended and restated by the deletion in their entirety and the substitution in their place of the amended and restated memorandum and articles of association attached to the proxy statement/prospectus as Annex H.	☐	☐	☐
5.	**The Non-Binding Governance Proposals** — To consider and vote upon by ordinary resolution, as an ordinary resolution, on a non-binding advisory basis, each of the following proposals 5A - 5F.			
5a.	**Change the Authorized Capital Stock** — To approve and adopt provisions in the Proposed Certificate of Incorporation to authorize 200,000,000 shares of Holdco Common Stock and 2,000,000 shares of Holdco preferred stock, par value $0.0001 per share, compared to the currently authorized capital stock of Denali of 200,000,000 Denali Class A Ordinary Shares, 20,000,000 Denali Class B Ordinary Shares and 1,000,000 preference shares, par value $0.0001 per share.	☐	☐	☐
5b.	**Change the Process to Amend the Bylaws** — To approve and adopt provisions in the Proposed Certificate of Incorporation to provide that the Holdco Board have the power to adopt, amend, alter or repeal the Proposed Bylaws and that the Proposed Bylaws may also be adopted, amended, altered or repealed by the stockholders by the affirmative vote of the holders of at least two-thirds of the voting power of all then outstanding shares of capital stock of Holdco entitled to vote generally in the election of directors, voting together as a single class.	☐	☐	☐
5c.	**No Right to Call Special Meetings** — To approve and adopt provisions in the Proposed Certificate of Incorporation providing that, unless required by law, special meetings of stockholders may only be called by the Holdco Board. Holdco's chief executive officer, or the chairman of the Holdco Board.	☐	☐	☐
5d.	**Action by Written Consent of the Stockholders** — To approve and adopt provisions in the Proposed Certificate of Incorporation and Proposed Bylaws to provide that (i) no action shall be taken by the stockholders of Holdco except at an annual or special meeting of stockholders called in accordance with the Bylaws, and (ii) no action shall be taken by the stockholders by written consent.	☐	☐	☐
5e.	**Appointment and Removal of Directors** — To approve and adopt provisions in the Proposed Certificate of Incorporation to provide that (i) a person may be appointed to be a director, either to fill a vacancy or as an additional director, only by affirmative vote of a majority of Holdco Board and that (ii) a director may be removed from office at any time, but only for cause, by the holders of a majority in voting power of the shares of capital stock of Holdco then entitled to vote at an election of directors.	☐	☐	☐
5f.	**Delaware as Exclusive Forum** — To approve and adopt provisions in the Proposed Certificate of Incorporation to provide that, unless a majority of the Holdco Board consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no court located within the State of Delaware has jurisdiction, the United States District Court for the District of Delaware), to the fullest extent permitted by law, will be the sole and exclusive forum for the types of actions or proceedings under Delaware statutory or common law , and the United States District Court for the District of Delaware will be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.	☐	☐	☐
6.	**The Incentive Proposal** — To approve and adopt, as an ordinary resolution, that the Equity Incentive Plan, a copy of which is attached to the proxy statement/prospectus as Annex K.	☐	☐	☐
7.	**The Adjournment Proposal** — To approve, as an ordinary resolution, that the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes to constitute a quorum or to approve one or more proposals at the extraordinary general meeting.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [PLEASE SIGN WITHIN BOX]	Date

DENALI CAPITAL ACQUISITION CORP. 437 Madison Avenue, 27th Floor New York, New York 10022 (646) 978-5180 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE EXTRAORDINARY GENERAL MEETING TO BE HELD ON [•], 2023 The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice dated [•], 2023 and proxy statement, dated [•], 2023, in connection with the extraordinary general meeting of Denali Capital Acquisition Corp. (the “Company”) to be held at the offices of [•] located at [•] at [•] [a.m./p.m], Eastern time, on [•], 2023 (the “extraordinary general meeting”) for the sole purpose of considering and voting upon the following proposals, and hereby appoints [•] and [•] (with full power to act alone), the attorneys and proxies of the undersigned, with full power of substitution to each, to vote all of the ordinary shares of the Company registered in the name provided, which the undersigned is entitled to vote at the extraordinary general meeting and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying proxy statement. PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENVELOPE ENCLOSED. THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 — THE BUSINESS COMBINATION PROPOSAL, “FOR” PROPOSAL 2 — THE MERGER PROPOSAL, “FOR” PROPOSAL 3 — THE SHARE CAPITAL PROPOSAL, “FOR” PROPOSAL 4 — THE ORGANIZATIONAL DOCUMENTS PROPOSAL, “FOR” PROPOSALS 5A-5F — THE NON-BINDING GOVERNANCE PROPOSALS, “FOR” PROPOSAL 6 — THE INCENTIVE PLAN PROPOSAL, “FOR” PROPOSAL 7 — THE ADJOURNMENT PROPOSAL, IF PRESENTED. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU. V25796-TBD Continued and to be signed on reverse side Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting: The Notice and Proxy Statement is available at www.proxyvote.com.